Exhibit 99.1

Datadog Announces Third Quarter 2022 Financial Results

November 3, 2022

Third quarter revenue grew 61% year-over-year to $437 million
Strong growth of larger customers, with about 2,600 $100k+ ARR customers, up from about 1,800 a year ago
Announced 18 new products and features at Dash

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its third quarter ended September 30, 2022.
"We are pleased with our third quarter results, with 61% year-over-year revenue growth, strong adoption of our products and robust opportunities with new customers," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, “We recently held our 2022 Dash conference, and announced 18 new products and features across our platform, for a variety of observability, security, and developer experience use cases. We are innovating rapidly to help our customers to manage the exponentially rising complexity of their cloud systems."

Third Quarter 2022 Financial Highlights:
•Revenue was $436.5 million, an increase of 61% year-over-year.
•GAAP operating loss was $(31.3) million; GAAP operating margin was (7)%.
•Non-GAAP operating income was $74.8 million; non-GAAP operating margin was 17%.
•GAAP net loss per diluted share was $(0.08); non-GAAP net income per diluted share was $0.23.
•Operating cash flow was $83.6 million, with free cash flow of $67.1 million.
•Cash, cash equivalents, restricted cash, and marketable securities were $1.8 billion as of September 30, 2022.
Third Quarter & Recent Business Highlights:
•As of September 30, 2022, we had about 2,600 customers with ARR of $100,000 or more, an increase of 44% from about 1,800 as of September 30, 2021.

•Released the fourth edition of the Container Report, which analyzes usage data from more than 1.5 billion containers run by tens of thousands of Datadog customers to understand the state of the container ecosystem.
•Announced the general availability of Datadog Continuous Testing, a new product that helps developers and quality engineers quickly create, manage and run end-to-end tests for their web applications.
•Announced the general availability of Cloud Cost Management, which shows an organization's cloud spend in the context of their observability data. This allows engineering and FinOps teams to automatically attribute spend to applications, services and teams, track any changes in spend, understand why those changes occurred and include costs as a key performance indicator of application health.
•Achieved PCI (Payment Card Industry) compliance for its Log Management and Application Performance Management (APM) products.
•Announced the general availability of Cloud Security Management. This product brings together capabilities from Cloud Security Posture Management (CSPM), Cloud Workload Security (CWS), alerting, incident management and reporting in a single platform to enable DevOps and Security teams to identify misconfigurations, detect threats and secure cloud-native applications.
•Announced the launch of its Datadog Certification Program. The program builds on the Datadog Learning Center to help developers further uplevel their observability skills.
•Achieved Amazon Web Services (AWS) Security, Networking and Retail competencies. In total, Datadog has now received nine competencies—the most of any integrated observability company supporting AWS to date.
•Extended Monitoring for Microsoft SQL and Microsoft Azure Database Platforms. With this expanded support, engineers and database administrators can quickly pinpoint and address database performance issues such as costly and slow queries, incorrect indexes in SQL server or Azure databases and bottlenecks in their applications.

Fourth Quarter and Full Year 2022 Outlook:
Based on information as of today, November 3, 2022, Datadog is providing the following guidance:
•Fourth Quarter 2022 Outlook:
◦Revenue between $445 million and $449 million.

◦Non-GAAP operating income between $56 million and $60 million.
◦Non-GAAP net income per share between $0.18 and $0.20, assuming approximately 347 million weighted average diluted shares outstanding.
•Full Year 2022 Outlook:
◦Revenue between $1.650 billion and $1.654 billion.
◦Non-GAAP operating income between $300 million and $304 million.
◦Non-GAAP net income per share between $0.90 and $0.92, assuming approximately 346 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the third quarter of 2022 and outlook for the fourth quarter and the full year 2022
•When: November 3, 2022 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the benefits and expected closing of acquisitions, growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures as well as the impact of increased office activity and marketing, and Datadog’s future financial performance, including its outlook for the fourth quarter and fiscal year 2022. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; and (4) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In May 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. We updated the definition of MRR as of the quarter ended

September 30, 2021 to capture usage from subscriptions with committed contractual amounts and applied this change retrospectively. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$436,533	$270,488	$1,205,701	$702,586
Cost of revenue (1)(2)(3)	93,599	63,332	249,986	167,096
Gross profit	342,934	207,156	955,715	535,490
Operating expenses:
Research and development (1)(3)	205,388	112,675	533,695	286,720
Sales and marketing (1)(2)(3)	129,493	75,827	345,929	210,592
General and administrative (1)(3)	39,395	23,549	100,158	65,789
Total operating expenses	374,276	212,051	979,782	563,101
Operating loss	(31,342)	(4,895)	(24,067)	(27,611)
Other income (loss):
Interest expense (4)	(3,728)	(4,912)	(13,516)	(15,448)
Interest income and other income, net	12,011	5,040	25,367	16,105
Other income, net	8,283	128	11,851	657
Loss before provision for income taxes	(23,059)	(4,767)	(12,216)	(26,954)
Provision for income taxes	(2,926)	(717)	(8,910)	(960)
Net loss	$(25,985)	$(5,484)	$(21,126)	$(27,914)
Net loss per share - basic	$(0.08)	$(0.02)	$(0.07)	$(0.09)
Net loss per share - diluted	$(0.08)	$(0.02)	$(0.07)	$(0.09)
Weighted average shares used in calculating net loss per share:
Basic	315,990	310,247	314,753	308,115
Diluted	315,990	310,247	314,753	308,115

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$3,165	$1,427	$7,173	$2,957
Research and development	65,321	27,239	163,326	64,947
Sales and marketing	21,145	9,739	53,330	23,355
General and administrative	11,731	5,590	26,816	16,112
Total	$101,362	$43,995	$250,645	$107,371

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,900	$1,311	$4,795	$2,574
Sales and marketing	208	229	617	392
Total	$2,108	$1,540	$5,412	$2,966

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$47	$62	$219	$253
Research and development	1,799	1,523	7,925	5,395
Sales and marketing	620	1,275	2,334	5,230
General and administrative	245	520	719	838
Total	$2,711	$3,380	$11,197	$11,716

(4) Includes amortization of issuance costs as follows:
Interest expense	$843	$838	$2,525	$2,510
Total	$843	$838	$2,525	$2,510

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$294,815	$270,973
Marketable securities	1,471,448	1,283,473
Accounts receivable, net of allowance for credit losses of $5,430 and $2,997 as of September 30, 2022 and December 31, 2021, respectively	348,830	268,824
Deferred contract costs, current	29,873	23,235
Prepaid expenses and other current assets	31,603	24,443
Total current assets	2,176,569	1,870,948
Property and equipment, net	110,889	75,152
Operating lease assets	88,930	61,355
Goodwill	332,649	292,176
Intangible assets, net	15,616	15,704
Deferred contract costs, non-current	50,154	42,062
Restricted cash	3,019	3,490
Other assets	19,777	19,907
TOTAL ASSETS	$2,797,603	$2,380,794
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,625	$25,270
Accrued expenses and other current liabilities	146,290	111,284
Operating lease liabilities, current	21,751	20,157
Deferred revenue, current	478,742	371,985
Total current liabilities	674,408	528,696
Operating lease liabilities, non-current	76,934	52,106
Convertible senior notes, net	738,003	735,482
Deferred revenue, non-current	9,455	13,896
Other liabilities	9,364	9,411
Total liabilities	1,508,164	1,339,591
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,487,992	1,197,136
Accumulated other comprehensive loss	(25,324)	(3,830)
Accumulated deficit	(173,232)	(152,106)
Total stockholders’ equity	1,289,439	1,041,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,797,603	$2,380,794

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,985)	$(5,484)	$(21,126)	$(27,914)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,313	6,197	24,825	16,062
Amortization of discounts or premiums on marketable securities	520	3,716	7,217	11,829
Amortization of issuance costs	843	838	2,525	2,510
Amortization of deferred contract costs	7,361	4,704	19,941	12,557
Stock-based compensation, net of amounts capitalized	101,362	43,995	250,645	107,371
Non-cash lease expense	5,550	4,544	15,236	12,605
Allowance for credit losses on accounts receivable	1,998	699	3,929	1,226
Loss on disposal of property and equipment	3	102	1,152	258
Changes in operating assets and liabilities:
Accounts receivable, net	(45,638)	(36,972)	(83,738)	(61,880)
Deferred contract costs	(13,202)	(10,909)	(34,671)	(27,610)
Prepaid expenses and other current assets	1,349	1,596	(11,280)	(941)
Other assets	(168)	(912)	(1,920)	(1,844)
Accounts payable	(20,696)	5,060	2,483	12,432
Accrued expenses and other liabilities	31,660	11,918	27,350	19,226
Deferred revenue	29,348	38,287	101,398	94,865
Net cash provided by operating activities	83,618	67,379	303,966	170,752
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(348,947)	(406,429)	(1,067,732)	(897,412)
Maturities of marketable securities	340,439	365,486	857,193	935,692
Proceeds from sale of marketable securities	84	19,417	2,090	61,132
Purchases of property and equipment	(9,706)	(3,324)	(25,207)	(7,551)
Capitalized software development costs	(6,812)	(6,972)	(21,592)	(19,364)
Cash paid for acquisition of businesses; net of cash acquired	(736)	146	(40,302)	(200,202)
Net cash used in investing activities	(25,678)	(31,676)	(295,550)	(127,705)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,816	4,489	8,267	10,651
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	13,557	9,794
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	—	—	—	(245)
Repayments of convertible senior notes	—	—	(3)	—
Net cash provided by financing activities	1,816	4,489	21,821	20,200

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,995)	(758)	(6,866)	(1,420)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	55,761	39,434	23,371	61,827
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	242,073	251,104	274,463	228,711
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$297,834	$290,538	$297,834	$290,538

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$294,815	$286,966	$294,815	$286,966
Restricted cash	3,019	3,572	3,019	3,572
Total cash, cash equivalents and restricted cash	$297,834	$290,538	$297,834	$290,538

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$342,934	$207,156	$955,715	$535,490
Plus: Stock-based compensation expense	3,165	1,427	7,173	2,957
Plus: Amortization of acquired intangibles	1,900	1,311	4,795	2,574
Plus: Employer payroll taxes on employee stock transactions	47	62	219	253
Non-GAAP gross profit	$348,046	$209,956	$967,902	$541,274
GAAP gross margin	79%	77%	79%	76%
Non-GAAP gross margin	80%	78%	80%	77%

Reconciliation of operating expenses
GAAP research and development	$205,388	$112,675	$533,695	$286,720
Less: Stock-based compensation expense	(65,321)	(27,239)	(163,326)	(64,947)
Less: Employer payroll taxes on employee stock transactions	(1,799)	(1,523)	(7,925)	(5,395)
Non-GAAP research and development	$138,268	$83,913	$362,444	$216,378

GAAP sales and marketing	$129,493	$75,827	$345,929	$210,592
Less: Stock-based compensation expense	(21,145)	(9,739)	(53,330)	(23,355)
Less: Amortization of acquired intangibles	(208)	(229)	(617)	(392)
Less: Employer payroll taxes on employee stock transactions	(620)	(1,275)	(2,334)	(5,230)
Non-GAAP sales and marketing	$107,520	$64,584	$289,648	$181,615

GAAP general and administrative	$39,395	$23,549	$100,158	$65,789
Less: Stock-based compensation expense	(11,731)	(5,590)	(26,816)	(16,112)
Less: Employer payroll taxes on employee stock transactions	(245)	(520)	(719)	(838)
Non-GAAP general and administrative	$27,419	$17,439	$72,623	$48,839

Reconciliation of operating (loss) income and operating margin
GAAP operating loss	$(31,342)	$(4,895)	$(24,067)	$(27,611)
Plus: Stock-based compensation expense	101,362	43,995	250,645	107,371
Plus: Amortization of acquired intangibles	2,108	1,540	5,412	2,966
Plus: Employer payroll taxes on employee stock transactions	2,711	3,380	11,197	11,716
Non-GAAP operating income	$74,839	$44,020	$243,187	$94,442
GAAP operating margin	(7)%	(2)%	(2)%	(4)%
Non-GAAP operating margin	17%	16%	20%	13%

Reconciliation of net (loss) income
GAAP net loss	$(25,985)	$(5,484)	$(21,126)	$(27,914)
Plus: Stock-based compensation expense	101,362	43,995	250,645	107,371
Plus: Amortization of acquired intangibles	2,108	1,540	5,412	2,966
Plus: Employer payroll taxes on employee stock transactions	2,711	3,380	11,197	11,716
Plus: Amortization of issuance costs	843	838	2,525	2,510
Non-GAAP net income	$81,039	$44,269	$248,653	$96,649
Net income per share - basic	$0.26	$0.14	$0.79	$0.31
Net income per share - diluted	$0.23	$0.13	$0.72	$0.28
Shares used in non-GAAP net income per share calculations:
Basic	315,990	310,247	314,753	308,115
Diluted	345,100	344,453	345,603	343,071

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$83,618	$67,379	$303,966	$170,752
Less: Purchases of property and equipment	(9,706)	(3,324)	(25,207)	(7,551)
Less: Capitalized software development costs	(6,812)	(6,972)	(21,592)	(19,364)
Free cash flow	$67,100	$57,083	$257,167	$143,837
Free cash flow margin	15%	21%	21%	20%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.